                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                               OFFER TO EXCHANGE
                         10 1/2% SENIOR NOTES DUE 2008
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2008

                                       OF

                              KEY COMPONENTS, LLC

                                      AND

                          KEY COMPONENTS FINANCE CORP.

             PURSUANT TO THE PROSPECTUS DATED                , 1998

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                    UNITED STATES TRUST COMPANY OF NEW YORK

        By Facsimile:              By Mail or Overnight             By Hand Delivery
                                         Delivery:                  before 4:30 p.m.:

 United States Trust Company    United States Trust Company    United States Trust Company
         of New York                    of New York                    of New York
   Attn: Customer Service       P.O. Box 843 Cooper Station           111 Broadway
       (212) 780-0592            New York, New York 10276       New York, New York 10006
  To Confirm Receipt: (800)        Attn: Corporate Trust            Attn: Lower Level
          548-6565                       Services                Corporate Trust Window

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

     As set forth in the Prospectus dated                , 1998 (as it may be
supplemented and amended from time to time, the "Prospectus") of Key Components, LLC, a Delaware limited liability company (the "Company") and Key Components Finance Corp., a Delaware corporation (together with the Company, the "Issuers") under "The Exchange Offer -- Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message (as defined in the Prospectus) relating to the guaranteed delivery procedures, must be used to accept the Issuers' offer (the "Exchange Offer") to exchange any and all of their outstanding 10 1/2% Senior Notes due 2008 (the "Old Senior Notes"), for 10 1/2% Senior Notes due 2008 (the "New Notes,"), if time will not permit such Letter of Transmittal, certificates representing such Old Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined).

     This form must be delivered by or through an Eligible Institution (as defined herein), by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

     Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON                , 1998, UNLESS EXTENDED ("THE EXPIRATION DATE").

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 to the related Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Issuers with respect to the Old Notes tendered pursuant to the Exchange Offer.

     The undersigned understands that Old Notes will be exchanged only after timely receipt by the Exchange Agent of (i) such Old Notes, or a Book-Entry Confirmation, and (ii) one or more Letter(s) of Transmittal (or manually signed facsimile(s) thereof), including by means of an Agent's Message, of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility with respect to such Old Notes, properly completed and duly executed, with any signature guarantees and any other documents required by such Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and that delivery will be deemed made only when actually received by the Exchange Agent.

     THE UNDERSIGNED UNDERSTANDS THAT TENDERS OF OLD NOTES WILL BE ACCEPTED ONLY IN PRINCIPAL AMOUNTS EQUAL TO $1,000 OR INTEGRAL MULTIPLES THEREOF. THE UNDERSIGNED ALSO UNDERSTANDS THAT TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

     All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or
Authorized Signatory:
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Names(s) of Registered Holder(s):
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Principal Amount of Old Notes
Tendered: $
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Certificate No.(s) of Old Notes
(if available):
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Date:
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Address:
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Area Code and Telephone No.:
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If Old Notes will be delivered by book-entry transfer, check book-entry transfer facility below:

[ ] The Depository Trust Company

Depository
Account No.:
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     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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     DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Old Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Old Notes, or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and (b) one or more properly completed and duly executed Letter(s) of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by such Letter(s) of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the applicable Letter(s) of Transmittal and Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
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Authorized Signature:
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Title:
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Address:
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                                   (Zip Code)

Area Code and Telephone Number:
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Dated:
------------------------, 1998